Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vanguard Natural Resources, LLC
Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159911) and Form S-8 (No. 333-152448) of Vanguard Natural Resources, LLC (the “Company”) of our reports dated March 5, 2010, relating to the consolidated financial statements, and the effectiveness of the Company’s internal control over financial reporting, which appear in this Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO SEIDMAN, LLP

Houston, Texas
March 5, 2010